UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2019

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38291	27-5026540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Montgomery Street, Suite 1500 San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 10, 2019, the Board of Directors (the “Board”) of Stitch Fix, Inc. (the “Company”) appointed Liz Williams to the Board as a Class I director and as a member of the Audit Committee of the Board effective January 10, 2019.

Ms. Williams, age 42, has been the President of Taco Bell International, part of Yum! Brands Inc., since January 2018. Prior to this role, Ms. Williams served as Taco Bell’s Chief Financial Officer from October 2013 to January 2018 and Vice President, Financial Planning & Analysis from April 2011 to October 2013.

There is no arrangement or understanding between Ms. Williams and any other persons pursuant to which Ms. Williams was appointed as a director. Furthermore, there are no family relationships between Ms. Williams and any director or executive officer of the Company. Ms. Williams has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Williams will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Independent Director Compensation Policy as well as the Company’s standard form of indemnification agreement.

A copy of the press release announcing Ms. Williams’ appointment is furnished as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated January 11, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: January 11, 2019	By:	/s/ Scott Darling
Scott Darling
Chief Legal Officer